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                                                                      EXHIBIT 18
                                  ARMADA FUNDS
                                  (THE "TRUST")

              REVISED PLAN PURSUANT TO RULE 18F-3 FOR OPERATION OF
                               A DUAL-CLASS SYSTEM
              ----------------------------------------------------

                                 I. INTRODUCTION
                                 ---------------

         On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission, a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On July 20, 1995, the Board of Trustees of the Trust authorized the Trust to operate its current dual-class distribution structure in compliance with Rule 18f-3. This Plan is pursuant to Rule 18f-3. This revised plan shall become effective with respect to each of the Foreign Equity, Equity Index, Core Equity, Small Cap Growth and Real Return Advantage Funds upon the commencement of operations of such Fund.

                            II. ATTRIBUTES OF CLASSES
                            -------------------------

A.       Generally
         ---------

         The Trust shall initially offer two classes of shares as follows:

         Money Market Funds
         ------------------

         Class A shares ("Institutional shares") and Class A-Special Series 1 shares ("Retail shares") in the Money Market Fund, Class B shares ("Institutional shares") and Class-B Special Series 1 shares ("Retail shares") in the Government Fund, Class C shares ("Institutional shares") and Class C-Special Series 1 shares ("Retail shares") in the Treasury Fund, Class D shares ("Institutional shares") and Class D-Special Series 1 shares ("Retail shares") in the Tax Exempt Fund, and Class Q shares ("Institutional Shares") and Class Q-Special Series 1 shares ("Retail shares") in the Pennsylvania Tax Exempt Fund.

         Fixed Income Funds
         ------------------

         Class I shares ("Institutional shares") and Class I-Special Series 1 shares ("Retail shares") in the Fixed Income Fund, Class


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O Shares ("Institutional shares") and Class O-Special Series 1 shares ("Retail shares") in the Enhanced Income Fund, and Class P shares ("Institutional shares"), Class P-Special Series 1 shares ("Retail shares") in the Total Return Advantage Fund, Class R shares ("Institutional shares") and Class R-Special Series 1 shares ("Retail shares") in the Intermediate Government Fund, and Class S shares ("Institutional shares"), Class S-Special Series 1 shares ("Retail shares") in the GNMA Fund and Class Y Shares ("Institutional shares") and Class Y-Special Series 1 shares ("Retail shares") in the Real Return Advantage Fund.

         Equity Funds
         ------------

         Class H shares ("Institutional shares") and Class H-Special Series 1 shares ("Retail shares") in the Equity Fund, Class M shares ("Institutional shares") and Class M-Special Series 1 shares ("Retail shares") in the Equity Income Fund, and Class N shares ("Retail shares") and Class N-Special Series 1 shares in the Mid Cap Regional Fund, Class U shares ("Institutional Shares") and Class U-Special Series 1 shares ("Retail Shares") in the Foreign Equity Fund, Class V shares ("Institutional Shares") and Class V-Special Series 1 shares ("Retail Shares") in the Equity Index Fund, Class W shares ("Institutional Shares") and Class W-Special Series 1 shares ("Retail Shares") in the Core Equity Fund and Class X shares ("Institutional shares") and Class X-Special Series 1 shares ("Retail shares") in the Small Cap Growth Fund.

         Ohio Tax Exempt Fund
         --------------------

         Class K shares ("Institutional shares") and Class K-Special Series 1 shares ("Retail shares"), in the Ohio Tax Exempt Fund.

         National Tax Exempt Fund
         ------------------------

         Class L shares ("Institutional shares") and Class L-Special Series 1 shares ("Retail shares"), in the National Tax Exempt Fund.

         Pennsylvania Municipal Fund
         ---------------------------

         Class T shares ("Institutional shares") and Class T-Special Series 1 shares ("Retail shares") in the Pennsylvania Municipal Fund.

         In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, the Institutional and Retail shares of each Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to the Shareholder Services Plan adopted for the class and (ii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense

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allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent trustees; (b) the fact that a class shall vote separately on any matter submitted to the shareholders that pertains to (i) the Shareholder Services Plan adopted for that class and (ii) the class expenses borne by the class; (c) the exchange privileges of each class of shares; (d) the legal designation of each class of shares; and (e) the different shareholder services relating to a class of shares.

B.       Shareholder Servicing Arrangements, Expenses and Sales
         ------------------------------------------------------
         Charges
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         1.       Money Market Funds
                  ------------------

                  RETAIL SHARES

                  Retail shares of each money market fund shall be available for purchase by the public, primarily through financial institutions such as banks, brokers and dealers.

                  Retail shares of each money market fund shall not be subject to a sales charge. Retail shares shall be subject to a fee payable pursuant to the Shareholder Services Plan adopted for the class which shall not initially exceed .10% (on an annualized basis) of the average daily net asset value of those shares beneficially owned by customers of the financial institutions who have entered into agreements with the Trust pursuant to the Shareholder Services Plan adopted for the class.

                  Services provided under the Shareholder Services Plan adopted for the class may include (i) segregating and processing purchase and redemption orders; (ii) processing dividend payments; (iii) providing information periodically to customers showing their position in Retail shares and (iv) providing subaccounting services.

                  INSTITUTIONAL SHARES

                  Institutional shares of each money market fund shall be available for purchase by banks and National Asset Management Corporation customers.

                  Institutional shares of each money market fund shall not be subject to a sales charge or to a shareholder servicing fee under a non-12b-1 Plan.



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         2.       Fixed Income Funds
                  ------------------

                  RETAIL SHARES

                  Retail shares of each fixed income fund shall be available for purchase by the public, primarily through financial institutions such as banks, brokers and dealers.

                  Retail shares of the Fixed Income, Enhanced Income, Total Return Advantage, Intermediate Government, GNMA and Real Return Advantage Funds shall be subject to a sales charge which shall not initially exceed 3.75%, 2.75%, 3.75%, 3.75%, 3.75% and 3.75%, respectively, of the offering price of those shares. Retail shares also shall be subject to a fee payable pursuant to the Shareholder Services Plan adopted for the class which shall not initially exceed .10% (on an annualized basis) with respect to the Enhanced Income Fund and .25% (on an annualized basis) with respect to the Fixed Income, Total Return Advantage, Intermediate Government, GNMA and Real Return Advantage Funds of the average daily net asset value of those shares beneficially owned by customers of the financial institutions who have entered into agreements with the Trust pursuant to the Shareholder Services Plan adopted for the class.

                  Services provided under the Shareholder Services Plan adopted for the class may include: (i) segregating and processing purchase and redemption orders; (ii) processing dividend payments; (iii) providing information periodically to customers showing their position in Retail shares and (iv) providing sub-transfer agent services.

                  INSTITUTIONAL SHARES

                  Institutional shares of each of the fixed income funds shall be available for purchase by banks and National Asset Management Corporation customers.

                  Institutional shares of each if the fixed income funds shall not be subject to a sales charge or to a shareholder servicing fee under a non-12b-1 Plan.

         3.       Equity Funds
                  ------------

                  RETAIL SHARES

                  Retail shares of each equity fund shall be available for purchase by the public, primarily through financial institutions such as banks, brokers and dealers.

                  Retail shares of each equity fund shall be subject to a sales charge which shall not initially exceed 3.75% of the offering price of those shares. Retail shares of each equity fund also shall be subject to a fee payable pursuant to the

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Shareholder Services Plan adopted for the class which shall not initially exceed
 .25% (on an annualized basis) of the average daily net asset value of those shares beneficially owned by customers of the financial institutions who have entered into agreements with the Trust pursuant to the Shareholder Services Plan adopted for the class.

                  Services provided under the Shareholder Services Plan adopted for the class may include (i) segregating and processing purchase and redemption orders; (ii) processing dividend payments; (iii) providing information periodically to customers showing their position in Retail shares and (iv) providing sub-transfer agent services.

                  INSTITUTIONAL SHARES

                  Institutional shares of each equity fund shall be available for purchase by banks and National Asset Management Corporation customers.

                  Institutional shares of each equity fund shall not be subject to a sales charge or to a shareholder servicing fee under a non-12b-1 Plan.

         4.       Ohio Tax Exempt Fund
                  --------------------

                  RETAIL SHARES

                  Retail shares of the Ohio Tax Exempt Fund shall be available for purchase by the public, primarily through financial institutions such as banks, brokers and dealers.

                  Retail shares of the Ohio Tax Exempt Fund shall be subject to a sales charge which shall not initially exceed 3.00% of the offering price of those shares. Retail shares of the Ohio Tax Exempt Fund also shall be subject to a fee payable pursuant to the Shareholder Services Plan adopted for the class which shall not initially exceed .10% (on an annualized basis) of the average daily net asset value of the Retail shares of the Ohio Tax Exempt Fund beneficially owned by customers of the financial institutions who have entered into agreements with the Trust pursuant to the Shareholder Services Plan adopted for the class.

                  Services provided under the Shareholder Services Plan adopted for the class may include (i) segregating and processing purchase and redemption orders; (ii) processing dividend payments; (iii) providing information periodically to customers showing their position in Retail shares and (iv) providing sub- transfer agent services.



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                  INSTITUTIONAL SHARES

                  Institutional shares of the Ohio Tax Exempt Fund shall be available for purchase by banks and National Asset Management Corporation customers.

                  Institutional shares of the Ohio Tax Exempt Fund shall not be subject to a sales charge or a shareholder servicing fee under a non-12b-1 Plan.

         6.       National Tax Exempt Fund
                  ------------------------

                  RETAIL SHARES

                  Retail shares of the National Tax Exempt Fund shall be available for purchase by the public, primarily through financial institutions such as banks, brokers and dealers.

                  Retail shares of the National Tax Exempt Fund shall be subject to a sales charge which shall not initially exceed 3.75% of the offering price of those shares. Retail shares of the National Tax Exempt Fund also shall be subject to a fee payable pursuant to the Shareholder Services Plan adopted for the class which shall not initially exceed .25% (on an annualized basis) of the average daily net asset value of the Retail shares of the National Tax Exempt Fund beneficially owned by customers of the financial institutions who have entered into agreements with the Trust pursuant to the Shareholder Services Plan adopted for the class.

                  Services provided under the Shareholder Services Plan adopted for the class may include (i) segregating and processing purchase and redemption orders; (ii) processing dividend payments; (iii) providing information periodically to customers showing their position in Retail shares and (iv) providing sub- transfer agent services.

                  INSTITUTIONAL SHARES

                  Institutional shares of the National Tax Exempt Fund shall be available for purchase by banks and National Asset Management Corporation customers.

                  Institutional shares of the National Tax Exempt Fund shall not be subject to a sales charge or a shareholder servicing fee under a non-12b-1 Plan.


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         7.       Pennsylvania Municipal Fund
                  ---------------------------

                  RETAIL SHARES

                  Retail shares of the Pennsylvania Municipal Fund shall be available for purchase by the public, primarily through financial institutions such as banks, brokers and dealers.

                  Retail shares of the Pennsylvania Municipal Fund shall be subject to a sales charge which shall not initially exceed 3.00% of the offering price of those shares. Retail shares of the Pennsylvania Municipal Fund also shall be subject to a fee payable pursuant to the Shareholder Services Plan adopted for the class which shall not initially exceed .10% (on an annualized basis) of the average daily net asset value of the Retail shares of the Pennsylvania Municipal Fund beneficially owned by customers of the financial institutions who have entered into agreements with the Trust pursuant to the Shareholder Services Plan adopted for the class.

                  Services provided under the Shareholder Services Plan adopted for the class may include (i) segregating and processing purchase and redemption orders; (ii) processing dividend payments; (iii) providing information periodically to customers showing their position in Retail shares and (iv) providing sub-transfer agent services.

                  INSTITUTIONAL SHARES

                  Institutional shares of the Pennsylvania Municipal Fund shall be available for purchase by banks and National Asset Management Corporation customers.

                  Institutional shares of the Pennsylvania Municipal Fund shall not be subject to a sales charge or a shareholder servicing fee under a non-12b-1 Plan.

C.       Exchange Privileges
         -------------------

         RETAIL SHARES

         Holders of Retail shares who paid a sales charge to purchase Retail shares of a Fund (each a "Load Fund") generally shall be permitted to exchange those shares for shares of another Load Fund, or another investment fund offered by the Trust without paying a sales charge (a "No Load Fund") at the net asset value per share on the date of exchange. Holders of Retail shares of a No Load Fund shall generally be permitted to exchange those shares for Retail shares of another No Load Fund offered by the Trust. Holders of Retail shares of a No Load Fund shall generally be permitted to exchange those shares for Retail shares of a Load Fund but shall be subject to the sales load applicable

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to the Load Fund. However, holders of Retail shares of a No Load Fund who acquired those shares through a previous exchange involving shares on which a load was paid, generally shall not be required to pay an additional sales charge upon notification of the reinvestment of the equivalent amount into the Retail shares of a Load Fund.

         INSTITUTIONAL SHARES

         Holders of Institutional shares generally shall be permitted to exchange those shares for Institutional shares of another Fund of the Trust.

D.       Methodology for Allocating Expenses Between Classes
         ---------------------------------------------------

         On a daily basis, expenses are attributable to each class of shares depending on the nature of the expenditures. These fall into two categories: (1) shareholder service payments attributable to only Retail shares; and (2) other expenses which are attributable and allocated to both classes.

         Prior to determining the day's net asset value or dividends/distributions, the following expense items must be calculated as indicated:

         Money Market Funds
         ------------------

         ADVISORY, CUSTODY AND ADMINISTRATION FEES

         Using the current day's total Fund net assets, calculate the current day's accrual and allocate to the respective classes based upon relative settled shares outstanding.

         SHAREHOLDER SERVICE PAYMENTS

         Using the current day's Retail class net assets, calculate the current day's accrual.

         ALL OTHER EXPENSES

         Determine the daily accrual from the Fund's expense budget and allocate to each class based upon relative settled shares outstanding.

         Daily Distribution Floating NAV Funds
         -------------------------------------

         ADVISORY, CUSTODY AND ADMINISTRATION FEES

         Using the beginning of day total Fund net assets, calculate the current day's accrual and allocate to the respective classes based upon the relative value of settled shares.


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         SHAREHOLDER SERVICE PAYMENTS

         Using the beginning of day Retail class net assets, calculate the current day's accrual.

         ALL OTHER EXPENSES

         Determine the daily accrual from the Fund's expense budget and allocate to each class based upon relative values of settled shares.

         Periodic Distribution Floating NAV Funds
         ----------------------------------------

         ADVISORY, CUSTODY AND ADMINISTRATION FEES

         Using the beginning of day total Fund net assets, calculate the current day's accrual and allocate to the respective classes based upon relative net assets.

         SHAREHOLDER SERVICE PAYMENTS

         Using the beginning of day Retail class net assets, calculate the current day's accrual.

         ALL OTHER EXPENSES

         Determine the daily accrual from the Fund's expense budget and allocate to each class based upon relative net assets.


Approved by the Board of Trustees
February 10, 1997


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